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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated August 28, 1996, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Vienna, Virginia
September 30, 1996